CERTIFIED RESOLUTIONS

      The undersigned hereby certifies that he is the duly elected Secretary of the Williamsburg Investment Trust (the "Trust") and that the Board of Trustees, including a majority of the Trustees who are not "interested persons" of the Trust, adopted the following resolutions at a meeting at which a quorum was present on May 20, 2009:

             RESOLVED, that it is the finding of the Trustees at this meeting that the fidelity bond written by Federal Insurance Company (the "Bond") in the aggregate amount of $3,000,000 covering, among others, officers and employees of the Trust, in accordance with the requirements of Rule 17g-1 (the "Rule") promulgated by the Securities and Exchange Commission under Section 17(g) of the
       Investment Company Act of 1940 (the "1940 Act"), is reasonable in form and amount, after having given due consideration to, among other things, the value of the aggregate assets of the Trust to which any person covered under the Bond may have access, the type and terms of the arrangements made for the custody and safekeeping of the Trust's assets and the nature of the securities in the Trust's portfolios; and

             FURTHER RESOLVED, that the Bond be, and it hereby is, approved; and

             FURTHER RESOLVED, that the amount of the premium to be paid under the Bond and the allocation of premium proposed by management be, and they hereby are, approved; and

             FURTHER RESOLVED, that the Secretary of the Trust be, and he hereby is, designated as the person who shall make the filings and give the notices required by paragraph (g) of the Rule; and

             FURTHER RESOLVED, that the appropriate officers of the Trust be, and they hereby are, authorized and directed to take such other actions as may be necessary or appropriate in order to conform to the provisions of the 1940 Act, and the rules and regulations thereunder.


Witness my hand this 20th day of May, 2009.



                                                /s/ John F. Splain
                                               ----------------------------
                                                John F. Splain, Secretary